                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): May 9, 2005

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             0-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On May 9, 2005, CSP Inc. (the "Company") issued a press release announcing its financial results for the second quarter and year to date fiscal year 2005 which ended March 31, 2005. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated May 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: May 11, 2005 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Exhibit 99.1

Contact:

Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS SECOND-QUARTER FISCAL 2005 FINANCIAL RESULTS

Net Income increases 57% Year over Year; Sales Grow 56%

BILLERICA, MA, May 9, 2005 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the second quarter of fiscal 2005 ended March 31, 2005.

For the second quarter of fiscal 2005, CSP Inc., reported that sales increased 56 percent to $19.0 million from $12.2 million in the year-earlier quarter. CSP's second-quarter net income increased by 57 percent to $750,000 or $0.20 per diluted share as compared to $478,000 or $0.13 per diluted share, for the second quarter of fiscal 2004.

For the first six months ended March 31, 2005, the Company reported sales of $33.3 million, an increase of 39 percent from sales of $24.0 million for the first six months of fiscal 2004. For the six-month period of fiscal 2005, the Company reported a 295 percent increase in net income to $987,000 or $0.26 per diluted share as compared to $250,000 or $0.07 per diluted share for the same period in the prior year..

"CSP reported outstanding top-and bottom-line results in the second quarter," stated Chairman, President and Chief Executive Officer Alexander R. Lupinetti. "This performance is the result of our success in attracting new customers across our businesses with innovative products and solutions."

CSP Reports Second-quarter Results/2

Systems

"Our MultiComputer Group's excellent second-quarter performance reflects shipments of equipment from previous contract wins for our open system multicomputers," said Lupinetti. "During the second quarter, we made the first shipment of StarGate 2923 and FastCluster 2942 open system

Multicomputers as part of the major international contract win we announced last quarter. These Multicomputers will be used for sonar applications."

"We also completed the shipments of our FastCluster 2942 blades to Lockheed Martin for the Development and Demonstration phase of the U.S. Navy's Advanced Hawkeye program (now designated the Hawkeye E-2D) for qualification, reliability and flight testing. The Hawkeye E-2D is a tactical battle management, airborne early warning, and command and control aircraft. Going forward, we will receive royalty payments each time Lockheed Martin builds and ships prototypes."

Services and Systems Integration

"Business also was very strong at our MODCOMP division, where we are seeing robust demand for our integration consulting services for complex IT environments," Lupinetti said. "We experienced shortened sales cycles, and were able to close business that we had expected to receive in subsequent quarters."

"We had a great quarter for new business at MODCOMP's German and U.S. subsidiaries. In Germany, large companies are turning to MODCOMP for servers and storage outsourcing and maintenance as well as network security infrastructure services. MODCOMP's U.S.-based Systems and Solutions Division (SSD), which provides best-of-breed solutions for integrated IT environments, continues to gain market share in a robust demand environment. We also made progress in hiring additional salespeople at SSD to capitalize on growth opportunities in that market."
Going Forward

"We expect that MODCOMP will continue to grow with the market demand. In addition, our open source multicomputers are well positioned in the competitive defense marketplace and we will continue to record revenue from existing contracts," concluded Lupinetti.

CSP Reports Second-quarter Results/3

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to the Company's ability to receive royalty payments as part of the Advanced Hawkeye program, hiring additional salespeople at its Systems and Solutions Division, the ability of its MODCOMP division to thrive in a strong demand environment, and the Company's expectation that it will continue to record revenue from existing contracts. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. (NASDAQ: CSPI) and its subsidiaries develop and market best-of-breed IT solutions, image processing software, systems integration services, and high-performance computer systems. Our Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of our Service and Systems Integration segment founded in 1970 and which includes our fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany.

More information about CSP is available on the company's Web site at www.cspi.com

To learn more about MODCOMP, Inc., consult www.modcomp.com

More information about Scanalytics, Inc. is available at www.scanalytics.com

The consolidated statements of operations and consolidated balance sheets follow.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	September 30,
	2005	2004
Assets
Current assets:
Cash and short-term investments	$15,130	$12,895
Accounts receivable, net	5,654	7,292
Inventories	4,048	3,611
Other current assets	1,331	878
Total current assets	26,163	24,676
Property, equipment and improvements, net	1,157	1,213
Other assets	5,774	5,224
Total assets	$33,094	$31,113

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	9,472	9,253
Total current liabilities	9,472	9,253

Deferred pension and retirement plans	8,224	7,717
Other long term liabilities	129	119

Shareholders' equity	15,269	14,024
Total liabilities and shareholders' equity	$33,094	$31,113

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /-----Three months ended------//-------Six months ended------/

	March 31	March 31	March 31	March 31
	2005	2004	2005	2004
Sales:
Product	$15,622	$9,123	$26,834	$17,908
Services	3,339	3,043	6,501	6,058
Total sales	18,961	12,166	33,335	23,966

Cost of Sales:
Product	11,657	6,470	20,024	13,593
Services	2,371	2,130	4,462	3,986
Total cost of sales	14,028	8,600	24,486	17,579

Gross profit	4,933	3,566	8,849	6,387

Operating expenses:
Engineering and development	789	661	1,653	1,351
Selling, general & administrative	3,228	2,455	5,836	4,802
Total operating expenses	4,017	3,116	7,489	6,153

Operating income	916	450	1,360	234

Other income(expense), net	90	37	81	107

Income before income taxes	1,006	487	1,441	341

Provision for income taxes	256	9	454	91

Net income	$750	$478	$987	$250

Net income per share - basic	$0.21	$0.13	$0.28	$0.07
Weighted average shares outstanding - basic	3,591	3,558	3,584	3,556
Net income per share - diluted	$0.20	$0.13	$0.26	$0.07
Weighted average shares outstanding-diluted	3,814	3,673	3,811	3,667